Exhibit 10.6

Exclusive Option Agreement

This Exclusive Option Agreement (hereinafter referred to as “the Agreement”) is signed by the following parties in Beijing, the People’s Republic of China (hereinafter referred to as “China”) in 23 December 2018:

Party A: Beijing Goxus International Management Consulting Ltd. (WFOE), a wholly foreign-owned company incorporated and existing under the laws of China, with its address at Room 304, Floor 3, Building 5, No. 16 Courtyard. Chenguang East Road, Fangshan District, Beijing;

Party B (1) : Zhao Xingpeng, a natural person of the People’s Republic of China, whose ID card number is 370181198704143418, whose address is Room 102, Unit 2, Building 3, No. 10, Wenhua Road, Sangyuan Village, Xianggongzhuang Town, Zhangqiu City, Shandong Province.

Party B (2): Bai Yanli, a natural person of the People’s Republic of China, whose ID card number is 412828197809070020 and whose address is Room 902, Unit 2, Building B19, No. 135, Dongxing North Street, Zhuozhou City, Hebei Province.

Party B (3): Yang Huafeng, a natural person of the People’s Republic of China, whose ID card number is 433123198104148130 and whose address is Squad 1, Heshui Village, Xinchang Township, Fenghuang County, Hunan Province.

Party B (4): Xiang Hui, a natural person of the People’s Republic of China, whose ID card number is 360602198012281529 and whose address is Room 22, Unit 3, Building 21, Dongsan Village, Yuehu District, Yingtan City, Jiangxi Province.

Party B (5): Zhao Yuhong, a natural person of the People’s Republic of China, whose ID card number is 370181198111213425, whose address is Room 102, Unit 2, Building 3, No. 10, Wenhua Road, Sangyuan Village, Xianggongzhuang Town, Zhangqiu City, Shandong Province.

Party B (6): Xiao Yunchuan, a natural person of the People’s Republic of China, whose ID card number is 110108198310261117 and whose address is Room 103, Building 132, Dayou Beili, Haidian District, Beijing.

Party B (7): Zhai Hongtao, a natural person of the People’s Republic of China, whose ID card number is 130638197601088515, and whose address is Room 301, Unit 2, Building 34, Taipingzhuang Dongli, Fangshan District, Beijing.

Party B (8): Zhao Jianhua, a natural person of the People’s Republic of China, whose ID card number is 370102195908113318 and whose address is Room 201, Unit 3, Building 33, Area 7, Dianliu Xincun, Lixia District, Ji’nan City;

Party B (9): Cui Xiangli, a natural person of the People’s Republic of China, whose ID card number is 310110196911243627 and whose address is Room 806, No. 5, Yijingdong Sanjing, Haizhu District, Guangzhou City;

Party B (10): Luo Bi, a natural person of the People’s Republic of China, whose ID card number is 430722198207307118 and whose address is No. 23, Yanjiaping Squad, Baotapu Village, Sanhe Township, Hanshou County, Hunan Province.

Party B (11): Tang Xianliang, a natural person of the People’s Republic of China, whose ID card number is 430421197909082438, whose address is Yanjiawan Squad, Maochating Village, Jiaoshan Township, Shigu District, Hengyang City, Hunan Province.

Party B (12): Wang Meng, a natural person of the People’s Republic of China, whose ID card number is 110111198309200040 and whose address is No. 301, Gate 4, Building 6, Taipingqiao, Fengtai District, Beijing.

Party B (13): Li Jinhong, a natural person of the People’s Republic of China, whose ID card number is 431222198702090722 and whose address is Hainan Normal University, No. 99, Longkunnan Road, Fucheng Town, Qiongshan District, Haikou City, Hainan Province;

Party B (14): Tian Zhonglei, a natural person of the People’s Republic of China, whose ID card number is 37292419841207181X and whose address is Room 503, Unit 2, Building 27, Xinzhaojiayuan, Chaoyang District, Beijing.

Party B (15): Yu Zhongfu, a natural person of the People’s Republic of China, whose ID card number is 11010319601108069X and whose address is Room 302, Unit 6, Building 7, Area 1, Nanli, Donghua City, Dongcheng District, Beijing.

Party B (16): Quyang Hongzhou Sculpture Garden Co., Ltd., a limited company established and existing in accordance with Chinese law. Its address is North Ring Road, Quyang County.

Party C: Goxus (Beijing) Creative and Cultural Ltd. (hereinafter referred to as “GCC”, or “the Company”), a limited company established and existing in accordance with Chinese law, located at 1105, Floor 11, Building 5, Courtyard 16, Chenguang East Road, Fangshan District, Beijing.

(In the Agreement, Party B (1) to Party B (16) are collectively referred to as “Party B” and “any party of Party B” separately. Party A, Party B and Party C are separately referred to as “the party”, and collectively referred to as “the Parties”.)

Whereas:

1. Party B is all the current registered shareholders of GCC and holds 100% of the shares of Party C cumulatively according to law. As at the date of signing the Agreement, the proportion of shares held by any party of Party B is detailed in Annex I.

2. Both Party B and PSCC agree to irrevocably grant WFOE exclusive options. WFOE shall have the options to (i) all or part of the share of PSCC held by Party B or any party of Party B, and/or (ii) all or part of the assets and business owned by PSCC at any time in accordance with the relevant laws of China and the provisions of the Agreement.

By reaching consensus through consultation, the Parties have reached the following agreement:

1. The grant and exercise of exclusive options

1.1 Grant of rights

As of the date of signing the Agreement, Party B and GCC shall irrevocably grant WFOE exclusive options (hereinafter referred to as “exclusive options”). WFOE may purchase at any time (i) all or part of the shares of GCC held by any party of Party B, and/or (ii) all or part of the assets and business owned by the Company in accordance with the exclusive options provided that the conditions specified in Article 1.3 of the Agreement are met. The exclusive options may be exercised by WFOE or by any other entity nominated by WFOE who meets the qualifications required by relevant laws (hereinafter referred to as “the designated person”). The option of purchasing the Company’s shares under (i) of this article and the option of purchasing the Company’s assets and business under (ii) are not mutually-exclusive. As WFOE thinks fit, it may exercise such exclusive options at the same time, i.e. it may acquire the Company’s assets and business and accept the transfer of the Company’s shares at the same time. “Shares” under the Agreement refer to all shareholders’ rights conferred by Chinese laws and Articles of Association and enjoyed by Party B due to its contribution to the Company’s capital and its shareholder qualification of the Company, including, but not limited to, the rights of return on assets, major decision-making rights and the rights to select managers of the Company. “Assets” under the Agreement refer to assets and liabilities owned or controlled by the Company from time to time and related to its business operations, including current assets, long-term investments, fixed assets, intangible assets and other assets, as well as assets owned or controlled from time to time by branches and offices of the Company. “Business” under the Agreement refers to all business that the Company operates from time to time. The term “persons” referred to in this clause and in the Agreement refer to individuals, companies, joint ventures, partnerships, enterprises, trusts or non-corporate organizations, etc.

1.2 The option agreed under the Agreement is a unilateral option of WFOE and does not imply that WFOE is obliged or committed to acquire the Company’s share and/or assets and business.

1.3 The exercise of exclusive options is premised on the satisfaction of the following conditions: when WFOE executes its exclusive options, the transferee (whether WFOE itself or its designated person) that accepts the transfer of the shares and/or assets and business of the Company shall comply with relevant Chinese laws.

1.4 When Chinese law permits WFOE or its designated person to hold all shares or all assets and business of the Company, WFOE shall have the right to exercise exclusive options to all shares or all assets and business of the Company. When Chinese law merely permits WFOE or its designated person to hold part of shares or assets and business of the Company (hereinafter referred to as “legal restrictions”), WFOE shall have the right to exercise exclusive options in respect of the highest proportion of company shares permitted by Chinese law at that time or the largest range of company assets and businesses permitted by Chinese law at that time. In the latter case, WFOE shall have the right to exercise the exclusive options multiple times with the gradual release of legal restrictions, and ultimately to exercise the exclusive options of all company shares or all assets and business when the legal restrictions are completely lifted.

1.5 Exercise steps

1.5.1 WFOE shall notify Party B or the Company in writing when exercising the options to shares (hereinafter referred to as “exercise notice”. The format is shown in Annex II to the Agreement). The exercise notice shall state its intention to exercise the exclusive options in accordance with the provisions of the Agreement, and the quantity of shares and/or assets and business of the Company to be purchased. WFOE may exercise the exclusive options multiple times to purchase the Company’s share and/or assets and business in stages.

1.5.2 Notwithstanding the provisions of 1.5.1, the exclusive options shall be deemed to be exercised automatically after any party of Party B dies, suffers from mental illness, or has other forms of loss or limitation of his/her civil capacity (hereinafter referred to as the “trigger event”), without the need for WFOE to issue any notice to Party B.

1.5.3 Within thirty (30) days from the date of receipt of the exercise notice or the date of trigger event, any party of Party B or the Company (as the case may be) shall sign with WFOE (or its designated person) a contract for the transfer of shares and/or assets and business in accordance with the quantity contained in the exercise notice and other necessary documents for the transfer.

1.5.4 The Company and Party B undertake that the Company and Party B shall unconditionally and immediately assist WFOE or its designated person in starting to handle all necessary procedures for government approval, licensing, registration, filing, etc. for the transfer of shares and/or assets and business of the Company within thirty (30) days after the issuance of the notice of the exercise of the exclusive options by WFOE or its designated person or within other periods agreed by the Parties from the date of the trigger event, including but not limited to those for registration and change with the industrial and commercial authority, transfer of property rights, registration of changes in intellectual property rights, handover of business personnel, transfer and liquidation of business contracts, and handing over all documents and materials required for relevant business operations on the closing date. WFOE shall have the right to require one or more of the directors or officers of the Company or its subsidiaries to resign immediately and to nominate or appoint persons recognized by WFOE to the above-mentioned positions. The Company and Party B undertake to urge the resignation of the above directors or officers and cooperate in completing all procedures for the resignation and appointment in a timely manner, including, but not limited to, the adoption of relevant resolutions at the shareholders’ general meeting, board resolutions and the completion of filing procedures in government agencies.

1.5.5 If WFOE decides to exercise its exclusive options to the transferred assets and business, the Company and Party B undertake that after WFOE accepts the transfer of all or part of the assets and business of the Company and operates such assets and business, the Company and its subsidiaries shall no longer engage in any way in the business identical to or similar to such transferred business or transferred assets and/or the business in which WFOE and/or its designated person will compete in the future.

2. Exercise price

2.1 Unless the relevant laws require assessment, the purchase price (hereinafter referred to as “transfer price”) of the Company’s shares or assets and business purchased is the lower of the following two: (i) RMB one (1) yuan, or (ii) the lowest price permitted by relevant Chinese laws. If WFOE chooses to purchase part of shares and/or assets and business, the exercise price shall be adjusted correspondingly according to the proportion of the shares and/or assets and business to be purchased to the Company’s total shares and/or assets and business.

3. Representations and warranties

3.1 Party B and Party C hereby jointly and separately represent and warranty to Party A as follows:

3.1.1 It has the power and ability to sign and deliver the Agreement and any contract of transfer (each referred to as a “contract of transfer”) signed by it as a party for each transfer of the purchased shares/assets/business under the Agreement and to fulfill its obligations under the Agreement and any contract of transfer. Party B and Party C agree that when Party A exercises the options, Party B and Party C will sign contract of transfer consistent with the terms of the Agreement. Once signed, the Agreement and each contract of transfer to which it is a party shall constitute or will constitute a legal, effective and binding obligation upon it and may be enforced compulsorily in accordance with its provisions.

3.1.2 For the purpose of signing the Agreement, it has adopted all necessary internal procedures and obtained all necessary internal and external authorizations and approval.

3.1.3 Neither the signing and delivery of the Agreement nor any contract of transfer nor the performance of its obligations under the Agreement or any contract of transfer shall: (i) result in violation of any relevant Chinese law; (ii) contravene Party C’s articles of association or other organizational documents; (iii) cause a breach of any contract or document to which it is a party or is binding, or constituting a breach of contract or document to which it is a party or is binding; (iv) cause a breach of any conditions relating to the grant and/or continued validity of any license or approval issued to any party; or (v) cause the suspension or revocation or condition superimposition of any license or approval granted to any party.

3.1.4 The Company has good and sellable ownership of all its assets, and it has not set up any security interest on the above assets.

3.1.5 There are currently no pending or threatening litigation, arbitration or administrative procedures related to the Company’s shares or assets held by Party B or related to the Company.

3.2 Party B jointly and separately makes further representations and warranties to WFOE as follows:

3.2.1 On the date of signing the Agreement, Party B legally owns all the shares of the Company and has full and effective disposition rights of the shares. The registered capital of the Company has been fully paid.

3.2.2 Except for the pledge rights set forth in the Share Pledge Agreement signed by the Parties on 23 December 2018 and other rights agreed by WFOE in writing, there is no mortgage, pledge, guarantee or other third party right or interest set upon the shares of the Company owned by Party B, and the shares are also free from recourse by any third party, and no third party is entitled to, according to any stock option, stock swap right, preferred subscription right or other agreements, require the allocation, issuance, sale, transfer or conversion of any shares of the Company and its subsidiaries.

4. Party B’s and the Company’s commitments

4.1 During the effective period of the Agreement, Party B undertakes not to engage in the following acts jointly or individually unless otherwise agreed in the Agreement or with the prior written consent of WFOE:

4.1.1 Transfer the shares of the Company it holds to any third party or set up any mortgage, pledge or other form of guarantee on them;

4.1.2 Supplement, modify or amend the articles of association of the Company or its subsidiaries in any form, and such supplementation, modification or amendment will substantially affect the assets, business, responsibility, operation, share and other legitimate rights of the Company or its subsidiaries;

4.1.3 Increase or decrease the registered capital of the Company or any of its subsidiaries, or change the capital structure of the Company or any of its subsidiaries in any form;

4.1.4 Encourage the Company or its subsidiaries to conclude or engage in any matter under Clause 4.4;

4.1.5 Appoint or replace any director, executive director or board member (if any), supervisor or any officer of the Company or any of its subsidiaries;

4.1.6 Promote the Company or any of its subsidiaries to declare or distribute any profits or dividends;

4.1.7 Borrow any form of money from the Company to obtain any capital or other form of capital return from the Company in any form; and

4.1.8 Any act or omission that may negatively affect the assets, goodwill or business of the Company and its subsidiaries.

4.2 During the effective period of the Agreement, unless otherwise agreed in the Agreement or with WFOE’s prior written consent, Party B undertakes that:

4.2.1 Any party of Party B shall immediately notify WFOE of any litigation, arbitration, legal proceedings or claims of any nature that have been brought, threatened to be brought or may occur which are against or which may potentially affect the share of the Company held by it, and shall take all actions and make all defenses to maintain its ownership of the Company’s shares, and

4.2.2 In order to realize the transfer of shares referred to in the Agreement to WFOE or its designated person, Party B shall timely adopt the relevant resolutions of the shareholders’ general meeting or the board of directors and sign or take other documents or actions required to be signed or taken by WFOE (including, but not limited to, signing written documents to agree to and exempt the preemptive option (if any) enjoyed due to the transfer of exclusive options by other company shareholders to WFOE or its designated person.

4.3 During the effective period of the Agreement, unless otherwise agreed in the Agreement or agreed in writing by WFOE in advance, the Company shall, and Party B shall, separately and jointly, urge the Company and its subsidiaries:

4.3.1 To legally and effectively own and use all assets and operate its business in accordance with all applicable Chinese laws, regulations, administrative rules and other provisions, and will not cause significant adverse effects on the operated business or assets due to violation of any of the above provisions;

4.3.2 To maintain its existence in accordance with sound financial and commercial standards and practices, operate and transact its business legally, prudently and effectively, and do its utmost to ensure that it continues to hold all the licenses, permits and approvals required for its operation, and that such licenses, permits and approvals are not cancelled;

4.3.3 To provide WFOE with all information and data required by WFOE concerning the business operation and financial status of the Company and its subsidiaries;

4.3.4 except for normal wear and tear, To keep its tangible assets in good working condition;

4.3.5 Not to reach a compromise or waive or alter its request or any other right by itself in litigation, arbitration or other legal proceedings.

4.3.6 To keep its existing organizational structure and officers unchanged, and continue to maintain its relationship with customers to ensure that its goodwill and operations are not adversely affected after the delivery of shares and/or assets and business;

4.3.7 Not to provide loans in any form to anyone outside the normal scope of business;

4.3.8 Not to merge or form into any joint venture with any third party; not to acquire any third party’s assets or business, invest in any third party, or transfer its assets, business or other rights to any third party.

4.3.9 To promptly notify WFOE in writing of any events, facts, conditions, changes or other circumstances that have caused or may cause significant adverse changes to WFOE or lead to violations of the terms of the Agreement, including any litigation, arbitration or other legal proceedings in respect of the shares/equity, assets, business or income of the Company or its subsidiaries that have already occurred or are threatened to be brought.

4.3.10 To timely adopt relevant resolutions of the shareholders’ general meeting or board of directors and sign or take other documents or actions that WFOE requires to be signed or taken, so as to realize the transfer of shares and/or assets and business of exclusive options referred to in the Agreement to WFOE or its designated person,

4.3.11 If WFOE exercises its exclusive options under the terms and conditions of the Agreement, it shall make the utmost efforts to obtain as soon as possible all government approvals and other consents (if applicable) necessary for the completion of the transfer.

4.4 During the effective period of the Agreement, unless otherwise agreed in the Agreement or with the prior written consent of WFOE, the Company shall not and shall ensure that its subsidiaries shall not engage in the following acts or adopt relevant resolutions:

4.4.1 Supplement, amend or change the scope of business or articles of association, increase or reduce registered capital, or change the capital structure in any form;

4.4.2 Sell, transfer, mortgage or otherwise dispose of any legitimate or beneficial interest in any asset, business or income, or permit the creation of any other security interest thereon (except those arising from normal or routine business processes or disclosed to WFOE and agreed in writing by WFOE);

4.4.3 Achieve transactions that will substantially affect its assets, business, responsibilities, operations, shares/equity and other legitimate rights (except those arising from normal or routine business processes or disclosed to WFOE and agreed in writing by WFOE), or make major adjustments or changes, or make adjustments or changes unfavorable to the Company to its related business operations, or conduct any transactions that are not conducive to the Company and/or WFOE;

4.4.4 Distribute dividends in any form;

4.4.5 Sign, terminate, or engage in contracts, expenditures or investments in which the value of a single transaction exceeds RMB One Million (1,000,000) yuan or the total amount of value of multiple transactions exceeds RMB Three Million (3,000,000) yuan, except with the prior written approval of WFOE;

4.4.6 Borrow or undertake loans (including bank loans), debts or liabilities with a single transaction value exceeding RMB One Million (1,000,000) yuan, apart from the normal scope of business, except with the prior written approval of WFOE.

4.4.7 Liquidate, dissolve or apply for bankruptcy; and

4.4.8 Provide any third party with security, guarantee, mortgage, pledge or any other form of security interest apart from the normal scope of business, except with the prior written approval of WFOE;

5. Special agreements

The Parties further agree that:

5.1 Party B (hereinafter referred to as the “principal” in this article) shall sign the power of attorney in the form specified in Annex III of the Agreement at the time of signing the Agreement, authorizing WFOE or the person designated by WFOE (hereinafter referred to as the “trustee”) to act as its sole and exclusive agent and exercise all shareholder rights on its own behalf. (referred to as a “fiduciary right” in this article), including but not limited to:

5.1.1 Participate in the shareholders’ meeting of the Company and adopt any proposal of the shareholders’ meeting of the Company;

5.1.2 Propose to convene an interim shareholders’ meeting;

5.1.3 Exercise all the rights of shareholders enjoyed by it in accordance with the law and the articles of association, including, but not limited to, the sale or transfer or pledge or otherwise disposal of all or any part of any shares of PSCC held by it;

5.1.4 Designate and appoint legal representatives, directors, supervisors, general managers and other officers of the Company as its authorized representative;

5.1.5 Sign documents and meeting minutes and submit any documents to the relevant company registry;

5.1.6 Sign any and all legal documents required for the transfer of the Company’s shares to WFOE or its designated person on behalf of it in accordance with the provisions of the Agreement, and duly perform the Agreement as well as “Share Pledge Contract” signed by it as a party to the such contract on the same day with the Agreement.

The power of attorney shall be delivered to WFOE, which may require any party of Party B to sign a number of powers of attorney whenever necessary.

5.2 The principal hereby acknowledges that any and all actions taken by the trustee shall be binding on the principal when exercising the fiduciary rights in accordance with the provisions of the Agreement, and the principal hereby acknowledges that the trustee does not need to consult the principal before exercising the fiduciary rights. Without WFOE’s prior written consent, the principal may not exercise the fiduciary right in any form or under any circumstances.

5.3 The trustee shall have the power of sub-trust, and he may re-assign the fiduciary rights to another person or institution without prior notice or consent of the principal.

5.4 The principal shall provide the trustee with all assistance the trustee needs in exercising the fiduciary rights, including, but not limited to, signing resolutions of the shareholders’ general meeting or other legal documents necessary or appropriate at the request of government agencies from time to time.

5.5 Without WFOE’s prior written consent, the principal shall not withdraw the trust and authorization that it has made to the trustee. In any case, if and only when the principal receives a written notice from WFOE for the removal of the trustee, the principal shall immediately withdraw the trust and authorization made to the trustee, and shall designate any other person approved by WFOE to exercise the fiduciary rights.

5.6 For the purpose of exercising the fiduciary rights, the trustee shall have the right to obtain all kinds of information about the Company’s operation, business, customers, finance and employees, and consult the relevant data and information of the Company. The Company shall cooperate fully with the trustee; and the Company shall provide the trustee with a copy of such notification or communication while any notification or communication is sent to the principal.

5.7 The trustee shall exercise the fiduciary rights carefully and diligently according to the above-mentioned scope of authorization, and protect the principal from losses that may arise from the authorization (except losses suffered due to the intention or gross negligence of the principal), otherwise it shall assume corresponding liability to the principal and the Company according to law. This undertaking is irrevocable within the effective period of the agreement.

5.8. Party B and the Company hereby confirm that if the WFOE decides to exercise its exclusive options and the Company and/or its shareholders fail to transfer the shares and/or assets and business of the Company to the WFOE or its designated person for any reason in accordance with the provisions of the Agreement, the aforementioned trustee shall have the right to perform or adopt all formalities, resolutions and matters required for the legal transfer of the shares and/or assets and business of the Company to WFOE or its designated person on behalf of Party B.

5.9 The Company shall indemnify or hold the trustee harmless from any damage or loss caused by or likely to result from the exercise of the fiduciary rights under the Agreement, including, but not limited to, any damage or loss caused by any lawsuit, arbitration or request initiated or filed by any third party, or any administrative investigation or penalty or sanction conducted by any government agency. However, the Company does not need to compensate the trustee for damages or losses caused by the trustee’s intention or gross negligence.

5.10 At any time during the term of the Agreement, the Parties shall seek and make other arrangements immediately when the fiduciary rights under the Agreement and the exercise of the fiduciary rights become illegal or ineffective for any reason other than the breach of the Agreement by the principal or the Company; if necessary or appropriate, they shall sign one or more amendment or supplement agreements to amend or supplement the terms of the Agreement so as to achieve the ultimate purpose of the Agreement.

6. Taxes and expenses

6.1 Each party shall bear any and all taxes, expenses and fees of transfer and registration incurred by or levied on it for the preparation and signing of the Agreement and transfer contracts, as well as for the completion of the transactions formulated in the Agreement and transfer contracts, in accordance with Chinese law.

7. Liability for confidentiality

7.1 The Parties acknowledge and confirm that any oral or written information exchanged between them in connection with the Agreement, its contents and the preparation or performance of the Agreement shall be deemed confidential. Each party shall keep all such confidential information confidential and shall not disclose any confidential information to any third party without the written consent of the other party, except for the following information: (1) any information that the public knows or will know (only if it is not disclosed to the public without authorization by one of the parties receiving the confidential information); (2) any information required to be disclosed in accordance with applicable laws and regulations, rules of stock trading, or orders of government agencies or courts; or (3) information required to be disclosed by any party to its shareholders, investors, legal or financial advisers in respect of the transactions referred to in the Agreement, provided that such shareholders, legal or financial advisers shall also comply with the liability for confidentiality similar to that in this clause. If any party’s staff or employer’s divulgence of secret is deemed to be that party’s divulgence of secret, it shall be liable for breach of contract in accordance with the Agreement. This clause shall remain in force regardless of the termination of the Agreement for any reason.

8. Liability for breach of contract

8.1 Any party to the Agreement (hereinafter referred to as “the breaching party”) who violates any of the provisions under the Agreement and its annexes, or fails to perform or fails to fully perform any of the obligations, undertakings and guarantees under the Agreement and its annexes shall constitute a breach of contract under the Agreement (hereinafter referred to as “breach of contract”). Other non-breaching parties under the Agreement (the “non-breaching parties”) shall have the right to notify the breaching party in writing to make corrections or take effective remedial measures within the time limit prescribed by the non-breaching parties. If the breaching party fails to make correction or take effective remedial measures within the time limit of the written notice of the non-breaching parties, the non-breaching parties shall have the right to choose the following remedial measures at its own discretion:

(a) Require the breaching party to compensate for all the losses they have suffered as a result of the breach of contract; or

(b) Require the breaching party to perform its obligations under the Agreement and to compensate the non-breaching parties for all losses they have incurred as a result of the breach.

8.2 Notwithstanding the provisions of Article 8.1, the Parties agree and confirm that under no circumstances shall Party B or the Company require the termination of the Agreement for any reason.

8.3 Notwithstanding any other provisions of the Agreement, the validity of Article 8 shall survive the suspension or termination of the Agreement.

9. Applicable law and dispute resolution

9.1 The conclusion, validity, interpretation, performance, modification and termination of the Agreement and the settlement of disputes under the Agreement shall be governed by the laws of China.

9.2 Any dispute arising from the interpretation and performance of the Agreement shall be settled by friendly negotiation between the Parties hereto. If negotiation fails, either party may refer the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with the existing arbitration rules of the Commission at the time of application for arbitration. The arbitral award is final and binding on both parties.

9.3 In the event of any dispute arising from the interpretation and performance of the Agreement or any dispute under arbitration, the Parties to this Agreement shall continue to exercise their other rights under the Agreement and perform their other obligations under the Agreement, except for the matters in dispute.

10. Notification

10.1 All notices and other communications required or issued under the Agreement shall be sent to the following addresses of the party by personal delivery, registered mail, commercial express service or fax. The date on which such notifications are deemed to be served effectively shall be determined as follows:

10.1.1 If a notice is sent by personal delivery, express service or registered mail, the effective date of service shall be the date of receipt or rejection of the notice at the address set for the notification.

10.1.2 If the notice is sent by fax, the effective date of service shall be the date of successful transmission (evidenced by the automatically generated transmission confirmation information).

10.2 For the purpose of notification, the addresses of the parties are as follows:

Party A: Beijing Goxus International Management Consulting Ltd.

Address: Floor 10, Building 5, Courtyard No. 16, Chenguang East Road, Fangshan District, Beijing.

Attn: Qiu Chaojing

Tel: 13718216117

Fax: 010-53857625

Party B (1): Zhao Xingpeng,

Address: Floor 11, Building 5, Courtyard No. 16, Chenguang East Road, Fangshan District, Beijing.

Tel: 18610010001

Party B (2): Bai Yanli,

Address: Floor 6, Building 16, Courtyard No. 1, Tianxing Street, Fangshan District, Beijing.

Tel: 18600791220

Party B (3): Yang Huafeng

Address: Room 609, Building 16, Courtyard No. 1, Tianxing Street, Fangshan District, Beijing

Tel: 13811082638

Party B (4): Xiang Hui

Address: Courtyard No. 74, Nandawang Road, Chaoyang District, Beijing

Tel: 13911711181

Party B (5): Zhao Yuhong

Address: Building D9, D North District, Tangren Center, Mingshui Street, Zhangqiu City, Ji’nan City, Shandong Province (opposite Zhengda Mingquan)

Tel: 13295314439

Party B(6): Xiao Yunchuan

Address: No. 108, Building124, Dayou Beili, Haidian District, Beijing

Tel: 13311231657

Party B (7): Zhai Hongtao

Address: 24-1-102, Beiluxin Community, Fangshan District, Beijing

Tel: 13901366660

Party B (8): Zhao Jianhua

Address: No. 201, Unit 3, Building 31, Area 7, Dianliu Xincun, Lixia District, Ji’nan City

Tel: 13321159013

Party B (9): Cui Xiangli

Address: 6-1-402, Xingchuang Yishu, Xingfeng Street, Daxing District, Beijing

Tel: 18601141988

Party B (10): Luo Bi

Address: Floor 10, Building 5, No. 16, Chengguang East Road, Fangshan District, Beijing

Tel: 15810009229

Party B (11): Tang Xianliang

Address: Building A-25, Hongshan Cuiyuan, Hongshan Road, Kaifu District, Chang’sha City

Tel: 13617311993

Party B (12): Wang Meng

Address: Shengtong Home Plaza, No. 1 Yuehua Street, Gongchen Neighborhood, Fangshan District, Beijing

Tel: 18601090303

Party B (13): Li Jinhong

Address: Floor 10, Building 5, Courtyard No. 16, Chengguang East Road, Fangshan District, Beijing

Tel: 18610582011

Party B (14): Tian Zhonglei

Address: Room 503, Unit 2, Building 27, Xinzhao Jiayuan, Chaoyang District, Beijing

Tel: 13901048836

Party B (15): Yu Zhongfu

Address: 18-5, Area 1, Daning Villa, Changyang Town, Fangshan District, Beijing

Tel: 13911992967

Party B (16): Quyang Hongzhou Sculpture Garden Co., Ltd.

Address: 6-1-702, Meilunbao, Kehui Road, Chaoyang District, Beijing

Attn: Liu Hongli

Tel: 18911415266

Party C: Goxus (Beijing) Creative and Cultural Ltd.

Address: Room 1105, Floor 11, Building 5, Courtyard No. 16, Chenguang East Road, Fangshan District, Beijing

Attn: Zhao Hua

Tel: 13810475086

Fax: 010-53857625

10.3 Any party may change its address of receiving notification by giving notice to other parties at any time in accordance with the provisions of this article.

11. Others

11.1 The shareholders of the Company and the Company acknowledge and agree that directors authorized by WFOE shall have the right to take any action under the Agreement on behalf of WFOE, including, but not limited to, signing or executing all relevant documents on behalf of WFOE and exercising WFOE’s rights under the Agreement.

11.2 The Agreement shall enter into force on the date of signature by the Parties until WFOE exercises its exclusive options in accordance with the Agreement and obtains all shares and/or assets and business of the Company.

11.3 WFOE may terminate the Agreement by giving written notice to other parties thirty (30) days in advance. No other party may unilaterally rescind the Agreement.

11.4 The Parties may amend and supplement the Agreement by written agreement. The amendment agreement and supplementary agreement signed by the Parties concerned shall be an integral part of the Agreement and have the same legal effect as the Agreement.

11.5 The validity, legality or enforceability of the remaining provisions of the Agreement shall not be affected or impaired in any way if any one or more provisions of the Agreement are found to be invalid, unlawful or unenforceable in any respect in accordance with any law or regulation. The Parties shall, through good faith consultation, strive to replace those invalid, unlawful or unenforceable provisions with provisions as far as permitted by laws and expected by the Parties, and the economic effects of such effective provisions shall be as close as possible to those of the provisions that are invalid, unlawful or unenforceable.

11.6 The Agreement shall be binding on and beneficial to each party’s successors and transferees permitted by each party.

11.7 Where, in accordance with the requirements for the initial public offering and listing of the shares of a company to be listed (“IPO”) or of any company which adopts the framework of a variable interest entity (VIE) in any applicable laws and regulations or listing rules, or the requirements put forward by or deemed appropriate by any stock exchange, government or other regulatory bodies with regard to such IPO (“IPO requirements”), if WFOE puts forward the requirements, Party B and the Company agree and undertake (a) to take all such actions (including, but not limited to, modification of the Agreement, other control agreements, any authorization, documents, notifications, etc. signed or served in connection with the Agreement, and signing additional documents) to comply with or satisfy (if applicable) such IPO requirements, and (b) to take all actions referred to in paragraph (a) above within a reasonable period after WFOE has put forward the requirements (no later than 30 days from the date on which WFOE puts forward the requirements).

11.8 The Agreement shall be in octuplicate and each party shall hold one copy. All copies shall have the same effect.

[No text below]

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Party A:

Beijing Goxus International Management Consulting Ltd. (Seal)

Legal representative/Authorized representative: Zhao Xingpeng

Date of signature: 23 December 2018

(No text on this page, a page for the signature of Exclusive Option Agreement)

Party B:

ZhaoXingpeng		Bai Yanli
Signature	Zhao Xingpeng	Signature	Bai Yanli
Yang Huafeng		Xiang Jiangnan
Signature	Yang Huafeng	Signature	Xiang Jiangnan
Zhao Yuhong		Xiao Yunchuan
Signature	Zhao Yuhong	Signature	Xiao Yunchuan
Zhai Hongtao		Zhao Jianhua
Signature	Zhai Hongtao	Signature	Zhao Jianhua
Cui Xiangli		Luo Bi
Signature	Cui Xiangli	Signature	Luo Bi
Tang Xianliang		Wang Meng
Signature	Tang Xianliang	Signature	Wang Meng
Li Jinhong		Tian Zhonglei
Signature	Li Jinhong	Signature	Tian Zhonglei
Yu Zhongfu
Signature	Yu Zhongfu

Quyang Hongzhou Sculpture Garden Co., Ltd. (Seal)

Legal representative/Authorized representative: Liu Hongli

Date of signature: 23 December 2018

(No text on this page, a page for the signature of Exclusive Option Agreement)

Party C:

Goxus (Beijing) Creative and Cultural Ltd. (Seal)

Legal representative/Authorized representative: Zhao Xingpeng

Date of signature: 23 December 2018

Annex II

Right Exercise Notice

To: Goxus (Beijing) Creative and Cultural Ltd. and its shareholders

Considering our signing of the Exclusive Option Agreement with you on December 23, 2018, it is agreed that, subject to the permission of relevant Chinese laws, you shall, at our request, sell to us or the transferee designated by us the shares held by you in the Exclusive Option Agreement and/or the assets and business of Photosynthesis (Beijing) Cultural Creative Co., Ltd.

Therefore, we hereby give you the following notification:

We hereby request exercising our exclusive options under the Exclusive Option Agreement, for us/the transferee designated by us to purchase, at the price of RMB_____________________________ the shares held by you that account for _____% of the registered capital of Goxus (Beijing) Creative and Cultural Ltd. and/or the following assets and business of Goxus (Beijing) Creative and Cultural Ltd. (attached with a list of assets and business) (hereinafter referred to as “the shares and/or the assets and businesses to be transferred”). Upon receipt of this notice, you are requested to immediately go through the necessary formalities for the sale of all the shares and/or the assets and business to be transferred to us/the transferee designated by us, in accordance with Exclusive Option Agreement.